EXHIBIT 24

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Ilan Daskal, as attorney-in-fact and agent, with full powers of substitution, to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments to this Form 10-K, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Signatures	Title	Date

/s/ Richard J. Dahl Richard J. Dahl	Chairman of the Board	August 26, 2010

/s/ Oleg Khaykin Oleg Khaykin	Director and Chief Executive Officer (Principal Executive Officer)	August 26, 2010

/s/ Robert Attiyeh Robert Attiyeh	Director	August 26, 2010

/s/ Mary B. Cranston Mary B. Cranston	Director	August 26, 2010

/s/ Dwight W. Decker Dwight W. Decker	Director	August 26, 2010

/s/ Thomas A. Lacey Thomas A. Lacey	Director	August 26, 2010

/s/ James D. Plummer James D. Plummer	Director	August 26, 2010

/s/ Barbara L. Rambo Barbara L. Rambo	Director	August 26, 2010

/s/ Jack O. Vance Jack O. Vance	Director	August 26, 2010

/s/ Rochus E. Vogt Rochus E. Vogt	Director	August 26, 2010